Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Julie Coyle

Director of Marketing

Tel: (803) 794-2265

FOR IMMEDIATE RELEASE

Congaree State Bank Reports Historical Earnings

Cayce, South Carolina (February 5, 2013) - Congaree Bancshares, Inc., the bank holding company for Cayce-based Congaree State Bank, reports the best earnings in the Company’s six-year history.

The Company recorded unaudited net income, after-tax benefit, of $1,016,983, which was a 37% increase over the 2011 net income, after-tax benefit of $741,007.  Earnings per share based on net income available to all common shareholders improved to $0.57 compared to $0.30 per share for 2011.

Tangible Common shareholder equity continues to strengthen from $8,909,026, or $5.05 per share for fiscal year-end 2011, to $10,183,395, or $5.77 per share for fiscal year-end 2012.

As previously disclosed, Congaree Bancshares, Inc. successfully exited the U. S. Treasury’s Capital Purchase Program during the fourth quarter.  The Company’s regulators allowed the Company to bid on its 3.4 million outstanding preferred shares in an auction in October and the Company was successful in acquiring approximately one-third of the preferred shares.

“Our performance in 2012 shows our continued commitment to increase shareholder value,” said Charles A. Kirby, president and CEO of Congaree Bancshares, Inc. and Congaree State Bank.  “Our focus remains on offering quality products with personalized service, while supporting our local community.”

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FOR MORE INFORMATION CALL:

Julie Coyle, Director of Marketing

Congaree State Bank

803.794.2265 x122